Dated as of __________, 2013

MDB Capital Group, LLC

401 Wilshire Boulevard

Santa Monica, California 90401

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between DvineWave, Inc., a Delaware corporation (the “Company”), and MDB Capital Group, LLC (“MDB”) relating to a proposed underwritten public offering of shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”).

In order to induce MDB to enter into the Underwriting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on and including the date of the Underwriting Agreement through and including the one year anniversary of the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned, or any affiliated party of the undersigned, will not, without the prior written consent of MDB, directly or indirectly:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. Moreover, if:

(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless MDB waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of MDB, (1) transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or to a charity or educational institution; provided, however, that it shall be a condition to the transfer that (A) the transferee executes and delivers to MDB not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement and otherwise satisfactory in form and substance to MDB, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be or (2) exercise or convert currently outstanding warrants, options and convertible debentures, as applicable, and exercise options under an acceptable stock option plan, so long as the undersigned agrees that the shares of Common Stock received from any such exercise or conversion will be subject to this agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

Signature Page — Letter to
MDB Capital Group, LLC